Exhibit 99.1

News Release
Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Fiscal First-Quarter 2017 Financial Results

•	Total Revenues of $177.5 Million

•	Adjusted EPS of $0.23 and Diluted EPS of ($0.02)

•	Company Maintains Fiscal Year 2017 Financial Guidance and Issues Fiscal Second-Quarter 2017 Financial Guidance

SALT LAKE CITY, UTAH, Nov. 1, 2016 – Myriad Genetics, Inc. (NASDAQ: MYGN) today announced financial results for its fiscal first-quarter 2017, provided an update on recent business highlights, maintained its fiscal year 2017 financial guidance and issued fiscal second-quarter 2017 financial guidance.

“We were pleased with the first quarter as our hereditary cancer business returned to more normal volume trends, and we secured important endorsements from physician networks representing 70 percent of community oncologists in the United States,” said Mark C. Capone, president and CEO of Myriad. “In addition, our newest tests, Genesight®, EndoPredict®, and Prolaris® all exceeded 50 percent growth rates, and we successfully completed PARP inhibitor studies with the first prospective validation of myChoice® HRD and an additional validation for BracAnalysis CDx™. We remain committed to transforming Myriad into a larger and more diversified personalized medicine company and delivering upon our five-year strategic goals.”

Financial Highlights

•	Below are tables summarizing the financial results and revenue by product class for our fiscal first-quarter 2017:

Revenue

	Fiscal First-Quarter			%
($ in millions)	2017		2016	Change
Molecular diagnostic testing revenue
Hereditary cancer testing revenue	$139.3		$156.7	(11%)
GeneSight testing revenue	7.2	*	0.0	NM
Vectra DA testing revenue	11.6		11.4	2%
Prolaris testing revenue	2.9		0.7	314%
EndoPredict testing revenue	1.7		0.8	113%
Other testing revenue	2.4		2.3	4%

Total molecular diagnostic testing revenue	165.1		171.9	(4%)

Pharmaceutical and clinical service revenue	12.4		11.6	7%

Total Revenue	$177.5		$183.5	(3%)

Income Statement

	Fiscal First-Quarter		%
($ in millions)	2017	2016	Change
Total Revenue	$177.5	$183.5	(3%)
Gross Profit	137.5	147.0	(7%)
Gross Margin	77.5%	80.1%
Operating Expenses	131.3	103.7	27%
Operating Income	6.2	43.3	(86%)
Operating Margin	3.5%	23.6%
Adjusted Operating Income	21.6	46.5	(54%)
Adjusted Operating Margin	12.2%	25.3%
Net Income	(1.2)	30.3	NM
Diluted EPS	(0.02)	0.42	NM
Adjusted EPS	$0.23	$0.41	(44%)

*	represents revenue for the month of September only

Business Highlights

•	myRisk® Hereditary Cancer

•	Signed preferred provider agreements with major physician networks in oncology representing approximately 70 percent of community oncologists in the country, or approximately 4,000 physicians.

•	Launched a customizable myRisk panel for genetics experts who are interested in tailoring their gene selections.

•	Ended the quarter with 65 percent of revenue under long-term contract and 95 percent of insurance plans in network.

•	GeneSight®

•	Volumes were up 70 percent year-over-year to approximately 51,000 tests performed in the full fiscal first-quarter 2017.

•	Reached 90 percent enrollment in a landmark 1,200 patient clinical utility study evaluating GeneSight in patients with depression or anxiety treated by preventive care physicians or psychiatrists.

•	Vectra® DA

•	Volumes were up four percent year-over-year in the fiscal first-quarter with approximately 39,000 tests performed.

•	Announced the presentation of four abstracts at the American College of Rheumatology conference in November, showing the ability of Vectra DA to predict which patients will experience flare or sustained remission, and the ability of the Vectra DA score to provide added predictive value to traditional measures of disease activity.

•	Prolaris®

•	Volumes increased 56 percent year-over-year with approximately 4,400 tests ordered.

•	Companion Diagnostics

•	Announced data from the first prospective validation of myChoice HRD from the NOVA study, evaluating the PARP inhibitor, niraparib. In the study, which evaluated platinum-sensitive ovarian cancer patients, myChoice HRD positive patients demonstrated a 9.1 month median progression free survival benefit versus a 3.1 progression free survival benefit in myChoice HRD negative patients. Myriad has submitted the first module of its premarket approval application for myChoice HRD to the FDA.

•	Announced data from the AstraZeneca SOLO2 study, which compared maintenance olaparib against placebo in patients with platinum-sensitive relapsed ovarian cancer met its primary endpoint. These results further validate that BRCA status as determined by BRACAnalysis CDx can identify patients likely to benefit from PARP inhibition therapy.

•	Myriad signed an agreement with AstraZeneca to use its newest companion diagnostic, myChoice HRD Plus, to help prospectively identify patients for enrollment in an upcoming exploratory study involving olaparib. myChoice HRD Plus combines Myriad’s proprietary myChoice HRD assay with 102 additional genes involved in DNA repair.

•	International

•	Revenues were up 43 percent year-over-year in the first quarter and accounted for approximately five percent of total product revenue.

•	EndoPredict revenues grew 113 percent year-over-year to $1.7 million in the first quarter of fiscal year 2017.

•	Completed enrollment in an EndoPredict study evaluating the ability of the test to predict response to neoadjuvant chemotherapy. Results of the study are expected to be presented in calendar year 2017.

•	In August, the German public reimbursement system (GBA) issued new ambulatory specialty care (ASV) reimbursement covering gene expression testing for breast cancer when conducted in authorized major centers throughout Germany.

•	Share Repurchase

•	During the quarter, the Company repurchased approximately 1.0 million shares, or $21 million, of common stock under our share repurchase program and ended the quarter with approximately $171 million remaining on our current share repurchase authorization.

Fiscal Year 2017 and Fiscal Second-Quarter 2017 Financial Guidance

Below is a table summarizing Myriad’s fiscal year 2017 and fiscal second-quarter 2017 financial guidance:

	Revenue	Adjusted Earnings Per Share	GAAP Diluted Earnings Per Share
Fiscal Year 2017	$740-$760 million	$1.00-$1.10	$0.34-$0.44
Fiscal Second-Quarter 2017	$188-$190 million	$0.23-$0.25	$0.06-$0.08

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further details on its business outlook during its conference call today to discuss the fiscal first-quarter financial results and fiscal year 2017 and fiscal second-quarter 2017 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, Nov. 1, 2016, at 4:30 p.m. EDT to discuss Myriad’s financial results for the fiscal first-quarter, business developments and financial guidance. The dial-in number for domestic callers is (800) 735-5968. International callers may dial (312) 281-1210. All callers will be asked to reference reservation number 21819980. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. Myriad is focused on three strategic imperatives: maintaining leadership in an expanding hereditary cancer market, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, EndoPredict, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, Vectra and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share amounts)	Three Months Ended
	Sep 30, 2016	Sep 30, 2015
Molecular diagnostic testing	$165.1	171.9
Pharmaceutical and clinical services	12.4	11.6

Total revenue	177.5	183.5

Costs and expenses:
Cost of molecular diagnostic testing	34.3	30.9
Cost of pharmaceutical and clinical services	5.7	5.6
Research and development expense	19.4	17.2
Selling, general, and administrative expense	111.9	86.5

Total costs and expenses	171.3	140.2

Operating income	6.2	43.3

Other income (expense):
Interest income	0.3	0.1
Other	(2.5)	0.1

Total other income (expense)	(2.2)	0.2

Income before income taxes	4.0	43.5
Income tax provision	5.2	13.2

Net income (loss)	$(1.2)	$30.3

Net income (loss) attributable to non-controlling interest	—	—

Net income (loss) attributable to Myriad Genetics, Inc. shareholders	$(1.2)	$30.3

Earnings (loss) per share:
Basic	$(0.02)	$0.44
Diluted	$(0.02)	$0.42

Weighted average shares outstanding
Basic	68.8	68.7
Diluted	68.8	72.1

Consolidated Balance Sheets (Unaudited)

(in millions)	Sep 30, 2016	Jun. 30, 2016
Current assets:
Cash and cash equivalents	$86.9	$68.5
Marketable investment securities	61.5	90.5
Prepaid expenses	12.2	18.4
Inventory	53.9	38.3
Trade accounts receivable, less allowance for doubtful accounts of $6.8 in 2017 and $6.8 in 2016	98.2	91.7
Prepaid taxes	5.6	3.8
Other receivables	4.6	3.3

Total current assets	322.9	314.5
Property, plant and equipment, net	56.8	58.3
Long-term marketable investment securiteis	52.2	79.9
Intangibles, net	521.2	227.5
Goodwill	312.8	195.3
Other assets	5.0	5.0

Total assets	$1,270.9	$880.5
Current liabilities:
Accounts payable	$19.9	$21.1
Accrued liabilities	54.8	49.5
Short-term debt	199.2	—
Deferred revenue	1.0	1.7

Total current liabilities	274.9	72.3
Unrecognized tax benefits	24.4	24.0
Other long-term liabilities	148.7	18.2
Long-term deferred taxes	87.6	17.9

Total liabilities	535.6	132.4
Stockholders’ equity:
Common stock, 68.4 and 69.1 shares outstanding at September 30, 2016 and June 30, 2016 respectively	0.7	0.7
Additional paid-in capital	826.9	830.1
Accumulated other comprehensive loss	(5.6)	(9.5)
Accumulated deficit	(86.5)	(73.2)

Total Myriad Genetics, Inc. stockholders’ equity	735.5	748.1
Non-Controlling interest	(0.2)	—

Total stockholders’ equity	735.3	748.1

Total liabilities and stockholders’ equity	$1,270.9	$880.5

Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Sep 30, 2016	Sep 30, 2015
Cash flows from operating activities:
Net income (loss)	$(1.2)	$30.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9.2	6.8
Non-cash interest expense	0.1	—
Loss (gain) on disposition of assets	(0.2)	(0.4)
Share-based compensation expense	7.8	8.7
Bad debt expense	7.2	6.0
Deferred income taxes	3.2	11.4
Unrecognized tax benefits	0.4	0.9
Changes in assets and liabilities:
Prepaid expenses	7.8	7.0
Trade accounts receivable	(5.9)	(3.6)
Other receivables	(1.8)	0.2
Inventory	(13.0)	(9.2)
Prepaid taxes	(1.0)	(17.2)
Accounts payable	(5.0)	(5.3)
Accrued liabilities	(9.5)	(5.7)
Deferred revenue	(1.0)	(0.1)

Net cash provided by (used in) operating activities	(2.9)	29.8

Cash flows from investing activities:
Capital expenditures for equipment and leasehold improvements	(1.5)	(1.0)
Acquisitions, net of cash acquired	(213.0)	—
Purchases of marketable investment securities	(32.2)	(21.8)
Proceeds from maturities and sales marketable investment securities	88.7	31.8

Net cash provided by (used in) investing activities	(158.0)	9.0

Cash flows from financing activities:
Net proceeds (payments) from common stock issued under share-based compensation plans	(1.9)	22.8
Net proceeds from issuance of debt	199.0	—
Repurchase and retirement of common stock	(21.3)	(38.0)

Net cash provided by (used in) financing activities	175.8	(15.2)

Effect of Foreign exchange rates on cash and cash equivalents	3.5	(0.3)
Net increase in cash and cash equivalents	18.4	23.3
Cash and cash equivalents at beginning of year	68.5	64.1

Cash and cash equivalents at end of period	$86.9	$87.4

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s hereditary cancer business returning to more normal volume trends; transforming the Company into a larger and more diversified personalized medicine company and delivering upon the Company’s five-year strategic goals; the percent of revenue under long-term contract and the percent of insurance plans in network; the Company’s submission of its first module to the FDA for myChoice HRD; the Company’s expectation that results of an EndoPredict study evaluating the ability of the test to predict response to neoadjuvant chemotherapy will be presented in calendar year 2017; the Company’s second-quarter revenue guidance of $188 to $190 million, adjusted earnings per share of $0.23 to $0.25, and diluted earnings per share guidance of $0.06 to $0.08, and the Company’s reiterated fiscal full year revenue guidance of total revenue of $740 to $760 million, adjusted earnings per share guidance of $1.00 to $1.10, and diluted earnings per share guidance of $0.34 to $0.44, as further discussed under the caption “Fiscal Year 2017 and Fiscal Second-Quarter 2017 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire, including but not limited to our acquisition of Assurex, Sividon and the Clinic; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that we may be unable to comply with financial operating covenants under our credit or lending agreements; the risk that we will be unable to pay, when due, amounts due under our credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our Annual report on Form 10-K for the fiscal year ended June 30, 2016, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition - amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.

•	Acquisition – transaction related costs: Costs related to closing and integration of acquired companies

•	Tax impact related to equity compensation – Changes in effective tax rate based upon ASU 2016-09

•	One-time non-deductible tax penalties – One-time tax penalty associated with payroll audit

•	Earn-out true up – Non-cash expenses related to valuation adjustments of earn out payments tied to recent acquisitions

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the Three Months ended September 30, 2016 and 2015

(Unaudited data in thousands, except per share amount)

	Three Months Ended
	Sept. 30, 2016	Sept. 30, 2015
Revenue	177.5	183.5

GAAP Cost of molecular diagnostic testing	$34.3	$30.9
GAAP Cost of pharmaceutical and clinical services	5.7	5.6
Acquisition - Integration related costs	—	—
Acquisition - amortization of intangible assets	—	—

Non-GAAP COGS	$40.0	$36.5

Non-GAAP Gross Margin	77%	80%

GAAP Research and Development	$19.4	$17.2
Acquisition - Integration related costs	(0.1)	—
Acquisition - amortization of intangible assets	(0.1)	(0.1)

Non-GAAP R&D	$19.2	$17.1

GAAP Selling, General and Administrative	$111.9	$86.5
Acquisition - Integration related costs	(9.9)	—
Acquisition - amortization of intangible assets	(5.3)	(3.1)

Non-GAAP SG&A	$96.7	$83.4

GAAP Operating Income	$6.2	$43.3
Acquisition - Integration related costs	10.0	—
Acquisition - amortization of intangible assets	5.4	3.2

Non-GAAP Operating Income	$21.6	$46.5

Non-GAAP Operating Margin	12%	25%

GAAP Net Income	$(1.2)	$30.3
Acquisition - Integration related costs	10.0	—
Acquisition - amortization of intangible assets	5.4	3.2
Tax impact related to equity compensation	2.4	(3.7)
Earn out true-up	0.5	—
One-time non-deductible tax penalties	2.8	—
Tax effect associated with non-GAAP adjustments	(3.9)	—

Non-GAAP Net Income	$16.0	$29.8

GAAP Diluted EPS	$(0.02)	$0.42
Non-GAAP Diluted EPS	$0.23	$0.41

Diluted shares outstanding	69.5	72.1

Free Cash Flow Reconciliation

(Unaudited data in thousands)

	Three Months Ended
	Sept. 30, 2016	Sept. 30, 2015
GAAP cash flow from operations	$(2.9)	$29.8
Capital expenditures	(1.5)	(1.0)

Free cash flow	$(4.4)	$28.8

Acquisition - Integration related costs	7.9	—
Cash paid at closing to Assurex vendors	6.8
Tax effect associated with non-GAAP adjustments	(5.7)	—

Non-GAAP Free cash flow	$4.6	$28.8

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2017 and Fiscal First-Quarter 2017 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading “Risk Factors” contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2017
Diluted net income per share
GAAP diluted net income per share	$0.34 - $0.44
Acquisition - amortization of intangible assets	0.48
Acquisition costs	0.18

Non-GAAP diluted net income per share	$1.00 - $1.10

Fiscal Second-Quarter 2017
Diluted net income per share
GAAP diluted net income per share	$0.06 - $0.08
Acquisition - amortization of intangible assets	0.13
Acquisition costs	0.04

Non-GAAP diluted net income per share	$0.23 - $0.25